Kraton Performance Polymers, Inc. Investor Overview October 2015

Forward- Looking Statement Disclaimer This presentation includes forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions, including the matters described under the captions "On Track to Deliver $18 million in 2015 Cost Reductions" and “Selected 2015 Estimates.” All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: our ability to successfully complete the Arizona Chemical acquisition; our ability to successfully complete the integration of the Arizona Chemical acquisition; our ability to obtain the necessary regulatory approvals for the Arizona Chemical acquisition; our ability to achieve the synergies and cost-outs set forth in this presentation; our ability to accurately project business results for our company, for Arizona Chemical Company, and for the pro forma combined company assuming completion of the acquisition; conditions in the global economy and capital markets; declines in raw material costs; our reliance on LyondellBasell Industries for the provision of significant operating and other services; the failure of our raw materials suppliers to perform their obligations under long-term supply agreements, or our inability to replace or renew these agreements when they expire; limitations in the availability of raw materials we need to produce our products in the amounts or at the prices necessary for us to effectively and profitably operate our business; competition from other producers of SBCs and from producers of products that can be substituted for our products; our ability to produce and commercialize technological innovations; our ability to protect our intellectual property, on which our business is substantially dependent; hazards inherent to the chemical manufacturing business; other risks, factors and uncertainties described in this presentation and our other reports and documents; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such information in light of new information or future events. 2 Investor Overview

GAAP Disclaimer This presentation includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA, Adjusted EBITDA, Adjusted Gross Profit and Adjusted Net Income attributable to Kraton (or earnings per share). Tables included in this presentation and our earnings release reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (“ECRC”), see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. For EBITDA, these limitations include: EBITDA does not reflect the significant interest expense on our debt; EBITDA does not reflect the significant depreciation and amortization expense associated with our long-lived assets; EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements. The calculation of EBITDA in our debt agreements includes adjustments, such as extraordinary, non-recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in our debt agreements; and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC, but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP; and Adjusted EBITDA may, and often will, vary significantly from EBITDA calculations under the terms of our debt agreements and should not be used for assessing compliance or non-compliance with financial covenants under our debt agreements. Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. As a measure of our performance, Adjusted Gross Profit is limited because it often will vary substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Finally, we prepare Adjusted Net Income attributable to Kraton by eliminating from net income the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC. Our presentation of non-GAAP financial measures and the adjustments made therein should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, and in the future we may incur expenses or charges similar to the adjustments made in the presentation of our non-GAAP financial measures. 3 Investor Overview

Kraton is the Global Leader in the SBC Industry N. America 33% S. America 5% Asia 27% EMEA 35%  Original inventor of SBC chemistry 50 years ago, with leading market share positions in the end use markets we serve  Designer and manufacturer of custom SBC and compound solutions with the broadest portfolio offering in the industry  Only SBC producer with true worldwide manufacturing footprint (U.S., Europe, South America, Asia Pacific)  Unmatched commitment to customer service and R&D, with 1,440 patents granted or applied for  Kraton has a portfolio of recently commercialized products and a pipeline of technologies under commercialization Financial Highlights TTM June 30, 2015 Revenue by Geography TTM June 30, 2015  Revenue - $1,112.3  Adjusted EBITDA (1) - $145.5  Operating Cash Flow - $125.6 (1) See Non-GAAP reconciliation included in the appendix to this presentation. ($ in millions) 4 Investor Overview

Kraton’s Market-leading Worldwide Footprint Belpre, Ohio Manufacturing Facility Houston, Texas Global Headquarters Innovation Center Paulinia, Brazil Manufacturing Facility Innovation Center Mont St. Guibert, Belgium Technical Service Office Wesseling, Germany Manufacturing Facility Kashima, Japan Manufacturing Joint Venture Berre, France Manufacturing Facility Amsterdam, The Netherlands European Headquarters Innovation Center Shanghai, China Customer Service and Technical Center Tsukuba, Japan Innovation Center Mailiao, Taiwan HSBC Plant under construction through FPCC J.V. 5 Investor Overview

Kraton’s Strategic Focus 6 Investor Overview Ongoing implementation of Kraton’s “three-part” strategy  Cost competitiveness  Deliver $70 million of cost outs by 2018  Achieve $50 million working capital benefit through complexity reduction  Organic growth  Market-facing organization creates deeper customer relationships  Rebalanced R&D focus drives portfolio shift Arizona Chemical acquisition  Targeting close late 2015 or early 2016  Post-close  Execute integration plan  Deliver cost synergies of $65 million by 2018  Pursue opportunities presented by market overlap Combined value creation of $135 million through synergies and cost outs

 Revised approach to the market  Rebalanced R&D strategy and portfolio  Compelling and strategic acquisitions to improve cost position and access new markets  Manufacturing optimization and investments in asset productivity  Broad complexity reduction and overhead efficiency effort Three-part Strategy Focused On Growth And Improved Profitability 7 Investor Overview

Improvement in Our Cost Position Through Multiple Initiatives By 2018 we expect: $70M in annual run rate cost savings and $50M of working capital reduction Manufacturing Optimization Asset Productivity Overhead Efficiency  Expand USBC at Berre and leverage Mailiao to optimize global HSBC  Belpre boilers and over 20 other operation cost out projects  110 basis point reduction in selling, administrative and research cost as share of revenue in 2018 Complexity Reduction  Integrated CariflexTM manufacturing, SKU reduction and new customer fulfillment practices 8 Investor Overview

Revised market approach Rebalanced Innovation Strategy A New Approach To The Market and A Rebalanced R&D Strategy We expect this work to drive our organic growth through further portfolio shift and deeper customer relationships 9 Investor Overview

We Are Well On Our Way To Delivering Planned Cost Reductions Remaining cost actions 2015 includes:  $4M from Belpre boiler project ($10M annualized)  $8M of other manufacturing cost improvements  $6M selling, administrative and research cost improvements 10 Investor Overview

Acquisition of Arizona Chemical  Industry leading supplier of specialty chemicals and high-value products derived primarily from non-hydrocarbon, renewable resources  Extremely complementary to Kraton’s existing business with greater than 50% of Arizona’s sales into common end markets  Similar business philosophy with focus on product differentiation and portfolio shift  Attractive margin profile with Adjusted EBITDA margins above 20%  Strong free cash flow profile Significant value creation with synergies of $65 million 11 Investor Overview

Transaction Highlights  $1.37 billion in cash funded with committed debt facilities  7.4x June 2015 TTM Adjusted EBITDA, 5.5x with synergies a) In the first year following the transaction, the EPS accretion, currently estimated to be $1.40 per share, includes the net operating loss synergy amounting to approximately $0.55 per share Purchase price and transaction value Financial impact  Expected EPS accretion of $1.40(a) in first full year  Pre-tax synergies of $65 million expected to be realized by 2018  Expected closing leverage of 4.6x June 2015 TTM Adjusted EBITDA  Regulatory and other customary approvals and conditions  Closing anticipated late 2015 or early 2016 Closing conditions / Timing 12 Investor Overview

 Headquartered in Jacksonville, FL and Almere, Netherlands  Leading converter of Crude Tall Oil (“CTO”) to value added specialty chemicals  CTO is a renewable resource and a by-product of the kraft papermaking process  9 manufacturing plants in Europe and North America, 3 science & technology centers  Operates in 4 business units  Adhesives  Roads and Construction  Tires  Chemical Intermediates which include  Fuel Additives / Lubricants  Oilfield Chemicals  Coatings  Track record of 20%+ Adjusted EBITDA margins Arizona is a Global Leader in Specialty Chemicals Revenue by Geography Revenue $863 million Adjusted EBITDA $184 million Adj. EBITDA margin 21% a) EMEA is Europe, Middle East and Africa TTM June 30, 2015 TTM June 30, 2015 (a) 13 Investor Overview

Arizona Has a Strong Competitive Position  #1 processor of pine chemicals in the world  #1 global producer of Rosins, Tall Oil Fatty Acids (“TOFA”) and derivatives  Broad product portfolio  #1 global supplier of pine-based tackifiers  #1 global supplier of pine-based pavement markers  Leading global supplier of high performance tread enhancement resins  Strong relationships with key raw material suppliers CTO processing capacity (kilotons) Geographic scope Americas Europe Asia (a) (a) Global share of pine based chemicals % of 2014 Revenues a) Limited presence in market Head offices Sales offices Manufacturing facilities Science and Technology centers Global footprint 14 Investor Overview

Arizona’s Business is Highly Complementary to Kraton’s Adhesives  Common customers, markets and applications  Kraton: Diapers, tapes and labels  Arizona: Rigid packaging, tapes and labels Roads & Construction  Common customers, markets and applications  Kraton: Asphalt modification, road marking  Arizona: Road marking and asphalt modification Fuel Additives / Lubricants  Common customers and adjacent markets and applications  Kraton: Viscosity modifiers for oils and lubricants  Arizona: Lubricants and corrosion inhibitors for fuels and oils Oilfield Chemicals  Common customers and adjacent markets and applications  Kraton: Viscosity modifiers in oil based fluids  Arizona: Corrosion inhibitors, emulsifiers, and thickening agents More than 50% of sales to common markets and customers Revenue by Submarket % of 2014 Revenues 15 Investor Overview

Arizona Historical Financial Summary $ millions 2012 2013 2014 TTM 06/30/15 Volume (kT) 657 676 620 612 Revenues 1,042 992 938 863 Adjusted EBITDA 241 205 192 184 % margin 23% 21% 20% 21% Capex 34 47 35 38 Adjusted EBITDA less Capex 207 158 157 146 Quarterly Adjusted EBITDA ($ millions)  Consistent 20%+ Adjusted EBITDA margins  Strong cash flow generation  Stable quarterly Adjusted EBITDA performance Quarterly EBITDA may not total annual EBITDA due to rounding 16 Investor Overview

Capital Structure  Expected closing leverage of 4.6x June 2015 TTM Adjusted EBITDA reducing to approximately 3.0x by end 2017  Post-closing, total Kraton pro-forma indebtedness of $1.78 billion  $1.35 billion covenant-lite term loan  $425 million senior unsecured notes  $250 million ABL facility provides for liquidity needs (expected to be undrawn at closing)  NOL’s provide tax shield in the first two years post-combination(a)  Kraton pro-forma expected to generate more than $450 million of free cash flow over first three years (a) In the first year following the transaction, the EPS accretion, currently estimated to be $1.40 per share, includes the net operating loss synergy amounting to approximately $0.55 per share. 17 Investor Overview 4.6x 4.2x 3.1x 2.5x At Close 12/31/2016E 12/31/2017E 12/31/2018E Net Leverage

Cost and Operational Improvement Opportunities  Leverage expertise within Arizona and Kraton to:  Reduce energy consumption  Lower maintenance spending  Improve productivity and yields  Optimize supply chain network to lower overall logistics costs  Corporate and G&A overhead  Improvements expected to be realized by end 2018  $20-25 million by year 1; $50-60 million by year 2  $50 million estimated cost to achieve 18 Investor Overview

Pro forma Kraton: TTM June 2015 Financial Summary $ millions Kraton Arizona PF Kraton Change Revenues 1,112 863 1,976 +1.8x Adjusted EBITDA 146 184 395(a) +2.7x % Margin 13.1% 21.3% 20.0% +690 bps CapEx 67(b) 38 105(b) % of Sales 6.0% 4.4% 5.3% Adjusted EBITDA – CapEx 79 146 290(a) +3.7x % Margin 7.1% 16.9% 14.6% +750 bps FCF Conversion(c) 54.0% 79.2% 73.3% Source: Kraton management, company information. a) Includes run-rate synergies of $65 million. b) Excludes KFPC CapEx. c) Defined as (EBITDA – CapEx) / EBITDA. 19 Investor Overview

Arizona's Broad Product Portfolio Serves Growth Markets

$ millions	ADHESIVES	ROADS & CONSTRUCTION	TIRES	CHEMICAL INTERMEDIATES
Revenue[(a)] % Total	265 31%	55 6%	42 5%	501 58%
Key Products	▪ Rosin esters & dispersions ▪ Terpenes & derivatives	▪ Rosin esters ▪ TOFA & derivatives	▪ AMS resins ▪ Terpenes & derivatives ▪ Rosins & derivatives	▪ TOFA &derivatives ▪ Terpenes & derivatives

Submarkets	▪ Rigid packaging
	▪ Tapes
	▪ Labels
	▪ Assembly
		▪ Pavement marking
		▪ Paving
		▪ Roofing
			▪ High performance tires
			  ▪ Winter tires
			  ▪ All-Season tires
				▪ Coatings
				▪ Fuel additives / Lubricants / Fluids
				▪ Oilfield chemicals
				▪ Mining
				▪ Inks
				▪ Flavors & fragrances

Applications	▪ EVA based hot melts for rigid packaging
	▪ Rosin ester dispersions for PSA's
	▪ Tackifier for tapes and labels
		▪ Pavement marking binders
		▪ Additives for Reclaimed Asphalt Pavement (RAP)
		▪ Asphalt emulsifiers
			▪ Enhances wet grip properties
			▪ Improved fuel economy
			▪ Emulsifiers and adhesion promoters
				▪ Key performance additive
				  ▪ Emulsifiers
				  ▪ Surface treatment
				  ▪ Lubricity

Market Growth ('15-'20)	3%	2%	8% (high performance tires)	1%-5% (depending on submarket)

a) TTM June 30, 2015

Kraton Giving Innovators Their Edge
Investor Overview 20

Cariflex 13% Specialty Polymers 33% Perf. Products 54%  Sales volume increased 26.0%, largely driven by higher sales into surgical glove applications  Excluding a $2.5 million negative effect from currency fluctuations, revenue growth of 22.0%, despite lower raw material costs  Cariflex represents 13% of 6/30/2015 TTM revenue compared to 10% for the TTM period ended 6/30/2014 CariflexTM Cariflex isoprene rubber and isoprene rubber latex  Accounts for 13% of TTM revenue at 6/30/2015 Cariflex is a synthetic alternative to natural rubber and natural rubber latex  Precise manufacturing  Ideal for applications that require extreme purity Second Quarter 2015 Results ($ millions) Q2’14 Q2’15 Revenue $29 $33 Portfolio Composition Revenue Contribution 6/30/2015 TTM 100% 100% TTM June 2014 TTM June 2015 Innovation & Differentiated 21 Investor Overview

CariflexTM - Sample End Market Applications Medical Applications  Surgical gloves and condoms  Medical catheters  Medical tube connectors  Needle shields  Stoppers for IV bags and medical bottles Industrial Applications  Cold seal adhesives for food packaging  Coatings for printed circuit boards  Transparent soles for footwear applications  Paint additives Medical 93% Industrial 7% Revenue by Application 6/30/2015 TTM 22 Investor Overview

Specialty Polymers Products are based upon HSBC chemistry  Accounts for 33% of TTM revenue at 6/30/2015 Compete against a variety of chemical and non-chemical alternatives including PVC and thermoplastic elastomers Used to impart specific performance characteristics in end use products where product performance, quality and consistency is paramount  Sales volume declined 12.7%, with gains in medical and industrial applications more than offset by lower volume into lubricant additive and, to a lesser extent, personal care applications  Revenue decline reflects lower average selling prices associated with lower raw material costs and lower sales volume  Currency adversely impacted revenue by $5.7 million Second Quarter 2015 Results ($ millions) Q2’14 Q2’15 Revenue $110 $85 Portfolio Composition Revenue Contribution 6/30/2015 TTM Cariflex 13% Specialty Polymers 33% Perf. Products 54% 27% 28% 73% 72% TTM June 2014 TTM June 2015 Standard Innovation & Differentiated 23 Investor Overview

Specialty Polymers – Sample End Market Applications Personal Care Provides stretch in elastic films used in:  Diapers  Adult incontinence products and hygiene applications Polymod  Used by compounding and formulating industry to modify materials for a wide variety of consumer and industrial products Industrial Used in compounds that replace PVC in:  Electronic wire & cable insulation  Auto interior panels  Industrial seating surfaces Medical Used in compounds that replace PVC in medical applications such as:  IV bags  Medical tubing Lubricant Additives  Viscosity modification Adhesives and Coatings  Modify tack and shear properties in adhesives  Improve performance of coatings Revenue by Application 6/30/2015 TTM Consumer 4% Other 27% Lube Additives 16% Polymod 14% Personal Care 10% Medical 9% Adhesives & Coatings 7% Cable Gels 7% Industrial 6% 24 Investor Overview

Performance Products

Products based upon USBC chemistry

- Accounts for 54% of TTM revenue at 6/30/2015

Products compete with acrylics, silicones, solvent-based rubber systems and thermoplastic polyolefin elastomers

- Provides adhesion and bond strength, consistent performance in adhesive and coatings applications
- Provide durability and longer life in paving and roofing applications
- Utilized in personal care applications for construction and elastic properties

Revenue Contribution
6/30/2015 TTM



Cariflex
13%
Specialty
Polymers
33%
Perf.
Products
54%

Second Quarter 2015 Results

($ millions)	Q2'14	Q2'15
Revenue	$184	$138

- Sales volume essentially flat, with higher sales into roofing applications in Europe and North America and higher sales into paving applications in Asia more than offset by lower sales into paving applications in Europe
- Revenue decrease reflects lower average selling prices associated with lower raw material costs
- Currency movements adversely impacted revenue by $17.9 million

Portfolio Composition



36%
64%
37%
63%
TTM June 2014
TTM June 2015
Standard
Innovation & Differentiated

Kraton
Giving Innovators Their Edge
Investor Overview 25

Performance Products - End Market Applications Packaging & Industrial Adhesives Modify tack and shear properties of adhesives in:  Tapes  Labels Personal Care In personal care and hygiene products:  Elastic film and construction adhesives Industrial Used to for viscosity modification and adhesive properties in a wide variety of industrial applications:  Sealants  Construction mastics and caulks  Coextruded adhesives Paving Applications  Road resurfacing  New road construction (HiMA)  Bridges  Airports  Port facilities Roofing Applications  Improves quality and performance of materials used in flat roofs: Revenue by Application 6/30/2015 TTM Industrial 7% Paving 26% Roofing 18% Personal Care 20% Packaging & Industrial Adhesives 19% Other 10% 26 Investor Overview

Kraton Portfolio Overview Revenue by Geography 6/30/2015 TTM Revenue by Product Group 6/30/2015 TTM 27 46% 43% 54% 57% TTM June 2014 TTM June 2015 Portfolio Composition Standard Innovation & DifferentiatedNorth America 33% Europe 35% Asia 27% South America 5% Cariflex 13% Specialty Polymers 33% Perf. Products 54% Investor Overview

Appendix October 2015 28 Investor Overview

Reconciliation of Gross Profit to Adjusted Gross Profit ($ in millions) Q1'12 Q2'12 Q3'12 Q4’12 Q1’13 Q2’13 Q3’13 Q4’13 Q1'14 Q2'14 Q3'14 Q4’14 Q1’15 Q2’15 Gross Profit @ FIFO $ 75.5 $ 73.5 $ 42.8 $ 39.7 $ 59.9 $ 59.9 $ 47.5 $ 58.6 $ 57.1 $ 72.1 $ 63.8 $ 44.1 $ 46.6 $ 47.4 FIFO to ECRC (3.4) (14.0) 37.6 10.2 0.5 2.3 20.7 7.3 (4.0) (4.3) 1.8 15.8 33.4 5.8 Restructuring and other charges — 1.0 — — — — 0.1 0.1 0.5 0.1 — 0.1 — 0.1 Production downtime — — — — — — 3.5 — 12.4 — (1.0) (1.5) (0.2) (0.2) Impairment of spare parts inventory — — — — — — — — — — — 0.4 — — Storm related charges — 2.8 (0.3) — — — — — — — — — — — Property tax dispute 5.6 — — — — — — — — — — — — — Settlement loss (6.8) — — — — — — — — — — — — — Non-cash compensation expense — — — — — 0.1 0.1 0.1 0.2 0.2 0.1 0.1 0.2 0.1 Adjusted Gross Profit $ 71.0 $ 63.3 $ 80.1 $ 49.9 $ 60.4 $ 62.3 $ 71.8 $ 66.1 $ 66.2 $ 68.0 $ 64.8 $ 59.0 $ 80.0 $ 53.2 Sales Volume (Kilotons) 89.6 77.2 79.3 67.2 78.2 77.5 83.5 74.3 74.4 78.4 80.7 72.2 74.4 76.2 Adjusted Gross Profit per ton $ 792 $ 820 $ 1,010 $ 743 $ 772 $ 804 $ 860 $ 890 $ 890 $ 867 $ 803 $ 817 $ 1,075 $ 698 Columns may not foot due to rounding. 29 Investor Overview

GAAP and Non-GAAP Statement of Operations – Q2 2015

($ in thousands, except per share amounts)

	Three Months Ended June 30, 2015					
	As Reported	Other Adjustments		FIFO TO ECRC Adjustment	Adjusted
Revenue	$ 255,908	$ —		$ —	$ 255,908
Cost of goods sold	208,472	119	(a)	(5,810)	202,781
Gross profit	47,436	(119)		5,810	53,127
Operating expenses:					
Research and development	7,801	—		—	7,801
Selling, general and administrative	23,622	(1,365)	(b)	—	22,257
Depreciation and amortization	15,411	—		—	15,411
Total operating expenses	46,834	(1,365)		—	45,469
Earnings of unconsolidated joint venture	102	—		—	102
Interest expense, net	5,704	—		—	5,704
Income (loss) before income taxes	(5,000)	1,246		5,810	2,056
Income tax expense	993	144	(c)	328	1,465
Consolidated net income (loss)	(5,993)	1,102		5,482	591
Net loss attributable to noncontrolling interest	(429)	290	(d)	—	(139)
Net income (loss) attributable to Kraton	$ (5,564)	$ 812		$ 5,482	$ 730
Earnings (loss) per common share:					
Basic	$ (0.18)	$ 0.03		$ 0.17	$ 0.02
Diluted	$ (0.18)	$ 0.03		$ 0.17	$ 0.02
Weighted average common shares outstanding:					
Basic	30,772	30,772		30,772	30,772
Diluted	30,772	31,149		31,149	31,149

(a) $0.2 million reduction of costs related to additional insurance recoveries associated with the first quarter 2014 production downtime at our Belpre, Ohio, and Berre, France, facilities, partially offset by $0.1 million of restructuring and other charges.

(a) $0.1 million of restructuring and other charges, $0.5 million of transaction related costs, $0.1 million of production downtime costs and $0.7 million of KFPC startup costs.

(b) Tax effect of other adjustments.

(c) Portion of the adjustment associated with the KFPC startup costs which is attributed to the non-controlling interest.

Kraton
Giving Innovators Their Edge
Investor Overview 30

GAAP and Non-GAAP Statement of Operations – Q2 2014 ($ in thousands, except per share amounts) Three Months Ended June 30, 2014 As Reported Other Adjustments FIFO TO ECRC Adjustment Adjusted Revenue $ 323,767 $ — $ — $ 323,767 Cost of goods sold 251,687 (67) (a) 4,300 255,920 Gross profit 72,080 67 (4,300) 67,847 Operating expenses: Research and development 7,999 — — 7,999 Selling, general and administrative 28,280 (4,305) (b) — 23,975 Depreciation and amortization 16,669 — — 16,669 Total operating expenses 52,948 (4,305) — 48,643 Earnings of unconsolidated joint venture 127 — — 127 Interest expense, net 6,230 — — 6,230 Income before income taxes 13,029 4,372 (4,300) 13,101 Income tax expense 2,161 95 (c) (15) 2,241 Consolidated net income 10,868 4,277 (4,285) 10,860 Net loss attributable to noncontrolling interest (275) 180 (d) — (95) Net income attributable to Kraton $ 11,143 $ 4,097 $ (4,285) $ 10,955 Earnings per common share: Basic $ 0.34 $ 0.12 $ (0.13) $ 0.33 Diluted $ 0.33 $ 0.12 $ (0.12) $ 0.33 Weighted average common shares outstanding: Basic 32,268 32,268 32,268 32,268 Diluted 32,777 32,777 32,777 32,777 (a) $0.1 million of restructuring and other charges. (b) $3.8 million of transaction related costs, $0.4 million of KFPC startup costs, and $0.1 million of restructuring and other charges. (c) Tax effect of other adjustments. (d) Portion of the adjustment associated with the KFPC startup costs which is attributed to the non-controlling interest. 31 Investor Overview

GAAP and Non-GAAP Statement of Operations – YTD 2015

($ in thousands, except per share amounts)

	Six Months Ended June 30, 2015						
	As Reported	Other Adjustments		FIFO TO ECRC Adjustment	Adjusted
Revenue	$ 517,337	$ —		$ —	$ 517,337
Cost of goods sold	423,340	247	(a)	(39,218)	384,369
Gross profit	93,997	(247)		39,218	132,968
Operating expenses:					
Research and development	15,748	—		—	15,748
Selling, general and administrative	50,571	(2,984)	(b)	—	47,587
Depreciation and amortization	30,707	—		—	30,707
Total operating expenses	97,026	(2,984)		—	94,042
Earnings of unconsolidated joint venture	178	—		—	178
Interest expense, net	11,824	—		—	11,824
Income (loss) before income taxes	(14,675)	2,737		39,218	27,280
Income tax expense	1,059	253	(c)	1,313	2,625
Consolidated net income (loss)	(15,734)	2,484		37,905	24,655
Net loss attributable to noncontrolling interest	(714)	477	(d)	—	(237)
Net income (loss) attributable to Kraton	$ (15,020)	$ 2,007		$ 37,905	$ 24,892
Earnings (loss) per common share:					
Basic	$ (0.48)	$ 0.06		$ 1.21	$ 0.79
Diluted	$ (0.48)	$ 0.06		$ 1.20	$ 0.78
Weighted average common shares outstanding:					
Basic	30,919	30,919		30,919	30,919
Diluted	30,919	31,260		31,260	31,260

(a) $0.3 million reduction of costs related to additional insurance recoveries associated with the first quarter 2014 production downtime at our Belpre, Ohio, and Berre, France, facilities, partially offset by $0.1 million of restructuring and other charges.

(b) $0.9 million of transaction restructuring and other charges, $0.8 million of transaction related costs, $0.1 million of production downtime costs, and $1.2 million of KFPC startup costs.

(c) Tax effect of other adjustments.

(d) Portion of the adjustment associated with the KFPC startup costs which is attributed to the non-controlling interest.

Kraton Giving Innovators Their Edge

Investor Overview 32

GAAP and Non-GAAP Statement of Operations – YTD 2014

($ in thousands, except per share amounts)

	Six Months Ended June 30, 2014						
	As Reported	Other Adjustments		FIFO TO ECRC Adjustment	Adjusted
Revenue	$ 635,423	$ —		$ —	$ 635,423
Cost of goods sold	506,270	(12,971)	(a)	8,324	501,623
Gross profit	129,153	12,971		(8,324)	133,800
Operating expenses:					
Research and development	16,296	—		—	16,296
Selling, general and administrative	62,498	(14,630)	(b)	—	47,868
Depreciation and amortization	33,078	—		—	33,078
Total operating expenses	111,872	(14,630)		—	97,242
Earnings of unconsolidated joint venture	244	—		—	244
Interest expense, net	12,568	—		—	12,568
Income before income taxes	4,957	27,601		(8,324)	24,234
Income tax expense	2,283	273	(c)	(48)	2,508
Consolidated net income	2,674	27,328		(8,276)	21,726
Net loss attributable to noncontrolling interest	(560)	370	(d)	—	(190)
Net income attributable to Kraton	$ 3,234	$ 26,958		$ (8,276)	$ 21,916
Earnings per common share:					
Basic	$ 0.10	$ 0.82		$ (0.25)	$ 0.67
Diluted	$ 0.10	$ 0.81		$ (0.25)	$ 0.66
Weighted average common shares outstanding:					
Basic	32,215	32,215		32,215	32,215
Diluted	32,690	32,690		32,690	32,690

(a) $12.4 million of production downtime at our Belpre, Ohio, and Berre, France, facilities, and $0.6 million of restructuring and other charges.

(b) $13.0 million of transaction related costs, $0.9 million of KFPC startup costs, $0.6 million of production downtime at our Belpre, Ohio, and Berre, France, facilities, and $0.1 million of restructuring and other charges.

(c) Tax effect of other adjustments.

(d) Portion of the adjustment associated with the KFPC startup costs which is attributed to the non-controlling interest.

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Investor Overview 33

Reconciliation of Net Income and EPS to Adjusted Net Income and EPS

($ in thousands, except per share amounts)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014			
	Income (Loss) Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS	Income Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS
GAAP Earnings (Loss)	$ (5,000)	$ 993	$ (429)	$ (0.18)	$ 13,029	$ 2,161	$ (275)	$ 0.33
Restructuring and other charges (a)	147	19	—	—	132	22	—	—
Transaction and acquisition related costs (b)	502	10	—	0.02	3,807	—	—	0.11
Production downtime (c)	(101)	(3)	—	—	—	—	—	—
KFPC startup costs (d)	698	118	290	0.01	433	73	180	0.01
Spread between FIFO and ECRC	5,810	328	—	0.17	(4,300)	(15)	—	(0.12)
Adjusted Earnings	$ 2,056	$ 1,465	$ (139)	$ 0.02	$ 13,101	$ 2,241	$ (95)	$ 0.33

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014			
	Income (Loss) Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS	Income Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS
GAAP Earnings (Loss)	$ (14,675)	$ 1,059	$ (714)	$ (0.48)	$ 4,957	$ 2,283	$ (560)	$ 0.1
Restructuring and other charges (a)	966	45	—	0.03	653	121	—	0.02
Transaction and acquisition related costs (b)	830	17	—	0.03	13,043	—	—	0.39
Production downtime (c)	(209)	(5)	—	(0.01)	13,013	—	—	0.39
KFPC startup costs (d)	1,150	196	477	0.01	892	152	370	0.01
Spread between FIFO and ECRC	39,218	1,313	—	1.2	(8,324)	(48)	—	(0.25)
Adjusted Earnings	$ 27,280	$ 2,625	$ (237)	$ 0.78	$ 24,234	$ 2,508	$ (190)	$ 0.66

(a) Severance expenses, professional fees and other restructuring related charges which are primarily recorded in selling, general and administrative expenses in 2015 and primarily in cost of goods sold in 2014.

(b) Charges related to the evaluation of acquisition transactions which are recorded in selling, general and administrative expenses. In 2014, primarily professional fees related to the terminated Combination Agreement with LCY.

(c) Weather-related production downtime at our Belpre, Ohio, facility and an operating disruption from a small fire at our Berre, France, facility. In 2014, $12.4 million is recorded in cost of goods sold and $0.6 million is recorded in selling, general and administrative expenses. In 2015, the reduction in costs is due to additional insurance recoveries related to the Belpre production downtime, which are recorded in cost of goods sold.

(d) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general and administrative expenses.

Kraton
Giving Innovators Their Edge
Investor Overview 34

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

($ in thousands)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Net income (loss) attributable to Kraton	$ (5,564)	$ 11,143	$ (15,020)	$ 3,234
Net loss attributable to noncontrolling interest	(429)	(275)	(714)	(560)
Consolidated net income (loss)	(5,993)	10,868	(15,734)	2,674
Add:				
Interest expense, net	5,704	6,230	11,824	12,568
Income tax expense	993	2,161	1,059	2,283
Depreciation and amortization	15,411	16,669	30,707	33,078
EBITDA	16,115	35,928	27,856	50,603
Add (deduct):				
Restructuring and other charges (a)	147	132	966	653
Transaction and acquisition related costs (b)	502	3,807	830	13,043
Production downtime (c)	(101)	—	(209)	13,013
KFPC startup costs (d)	698	433	1,150	892
Non-cash compensation expense (e)	1,960	2,580	4,569	6,194
Spread between FIFO and ECRC	5,810	(4,300)	39,218	(8,324)
Adjusted EBITDA	$ 25,131	$ 38,580	$ 74,380	$ 76,074

(a) Severance expenses, professional fees and other restructuring related charges which are primarily recorded in selling, general and administrative expenses in 2015 and primarily in cost of goods sold in 2014.

(b) Charges related to the evaluation of acquisition transactions which are recorded in selling, general and administrative expenses. In 2014, primarily professional fees related to the terminated Combination Agreement with LCY.

(c) Weather-related production downtime at our Belpre, Ohio, facility and an operating disruption from a small fire at our Berre, France, facility. In 2014, $12.4 million is recorded in cost of goods sold and $0.6 million is recorded in selling, general and administrative expenses. In 2015, the reduction in costs is due to additional insurance recoveries related to the Belpre production downtime, which are primarily recorded in cost of goods sold.

(d) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general and administrative expenses.

(e) For the three months ended June 30, 2015 and 2014, respectively, $1.7 million and $2.2 million is recorded in selling, general and administrative expenses, $0.2 million and $0.2 million is recorded in research and development expenses, and $0.1 million and $0.2 million is recorded in cost of goods sold. For the six months ended June 30, 2015 and 2014, respectively, $3.9 million and $5.3 million is recorded in selling, general and administrative expenses, $0.4 million and $0.5 million is recorded in research and development expenses, and $0.3 million and $0.4 million is recorded in cost of goods sold.

Kraton
Giving Innovators Their Edge
Investor Overview 35

Kraton - Reconciliation of Consolidated Net Income (Loss) to EBITDA and Adjusted EBITDA

($ in Millions)	Twelve months ended 12/31/2012	Twelve months ended 12/31/2013	Twelve months ended 12/31/2014	Trailing twelve months ended 6/30/2015
Consolidated net income (loss)	(16.2)	(1.0)	1.2	(17.2)
Add:				
Interest expense, net	29.3	30.5	24.6	23.9
Income tax expense (benefit)	19.3	(3.9)	5.1	3.9
Depreciation and amortization expenses	64.6	63.2	66.2	63.9
EBITDA	97.0	88.8	97.2	74.4
Add (deduct):				
Settlement gain [(a)]	(6.8)	-	-	-
Property tax dispute [(b)]	6.2	-	-	-
Retirement plan charges [(c)]	1.1	-	0.4	0.4
Restructuring and other charges [(d)]	1.4	0.8	3.0	3.3
Transaction and acquisition related costs [(e)]	-	9.2	9.6	(2.6)
Impairment of long-lived assets [(f)]	5.4	-	4.7	4.7
Impairment of spare parts inventory [(g)]	-	-	0.4	0.4
Production downtime [(h)]	2.5	3.5	10.3	(2.9)
KFPC startup costs [(i)]	-	-	1.9	2.2
Non-cash compensation expense [(j)]	6.6	7.9	10.5	8.9
Spread between FIFO and ECRC	30.5	30.7	9.3	56.8
Adjusted EBITDA	$ 143.8	$ 140.9	$ 147.2	$ 145.5

Note: Table may not foot due to rounding.

a) Receipt from LyondellBasell in settlement of disputed charges, which is recorded in cost of goods sold.

b) Charge associated with resolution of a property tax dispute in France, of which $5.6 million is recorded in cost of goods sold and $0.6 million is recorded in selling, general and administrative expenses.

c) In 2014, charges associated with the termination of the defined benefit restoration pension plan, which are primarily recorded in selling, general and administrative expenses. In 2012, retirement plan settlement charge associated with a disbursement from a benefit plan upon the retirement of an employee, which is recorded in selling, general and administrative expenses.

d) Restructuring and other charges which are primarily recorded in selling, general and administrative expenses in 2014 and 2013 and primarily in cost of goods sold in 2012.

e) Primarily professional fees related to the terminated Combination Agreement with LCY, which are recorded in selling, general and administrative expenses.

f) In 2014, $2.4 million related to engineering and design assets for projects we determined were no longer economically viable; $1.4 million related to information technology and office assets associated with fourth quarter restructuring activities; and $0.9 million related to other long-lived assets. In 2012, $3.4 million related to the Asia HSBC facility and $2.0 million related to other long-lived assets.

g) Impairment of spare parts inventory associated with the coal-burning boilers which started decommissioning in 2015 which is recorded in cost of goods sold.

h) For the trailing twelve months ended June 30, 2015, the reduction in costs is due to additional insurance recoveries related to the first quarter 2014 Belpre production downtime, which are primarily recorded in cost of goods sold. In 2014, weather-related production downtime at our Belpre, Ohio, facility and an operating disruption from a small fire at our Berre, France, facility, of which $9.9 million is recorded in cost of goods sold and $0.4 million is recorded in selling general and administrative expenses. In 2013, production downtime at our Belpre, Ohio facility, in preparation for the installation of natural gas boilers to replace the coal-burning boilers required by the MACT legislation, which is recorded in cost of goods sold. In 2012, storm related charges at our Belpre, Ohio, facility, which are recorded in cost of goods sold.

i) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general and administrative expenses.

j) We had historically recorded these costs in selling, general and administrative expenses; however, beginning in the second quarter of 2013, a portion of these costs were recorded in cost of goods sold and research and development expenses. In the trailing twelve months ended June 30, 2015, $7.6 million, $0.7 million, and $0.6 million, and in 2014, $9.0 million, $0.9 million, and $0.6 million and in 2013, $7.1 million, $0.5 million and $0.3 million is recorded in selling, general and administrative, research and development expenses and cost of goods sold, respectively.

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Investor Overview 36

Arizona - Reconciliation of Consolidated Net Income (Loss) to EBITDA and Adjusted EBITDA

($ in Millions)	Twelve months ended 12/31/2012	Twelve months ended 12/31/2013	Twelve months ended 12/31/2014	Trailing twelve months ended 6/30/2015
Consolidated net income (loss)	92.8	35.3	98.4	93.0
Add:				
Interest expense, net	48.5	36.6	54.3	55.2
Income tax expense (benefit)	49.7	17.1	50.0	52.4
Depreciation and amortization expenses	42.0	34.8	33.7	33.6
EBITDA	232.9	123.9	236.2	234.1
Add (deduct):				
Retirement plan charges [a]	-	-	1.0	1.0
Restructuring and other charges [b]	1.2	2.1	4.1	6.4
Transaction and acquisition related costs [c]	0.8	0.1	0.8	1.4
Non-cash compensation expense [d]	16.1	5.8	2.0	1.2
Other share-based compensation expense [e]	-	0.3	10.6	-
(Gain) / loss on sale of assets [f]	(10.0)	(9.1)	(0.4)	0.5
Debt refinancing costs [g]	3.5	1.3	4.3	0.7
Management fees [h]	2.2	2.2	2.1	2.2
Litigation expense [i]	-	70.1	(70.1)	(70.1)
CTO spill related costs [j]	(4.9)	-	1.2	1.2
UK manufacturing plant closure [k]	-	-	-	4.8
Unrealized foreign currency losses / (gains)	(1.3)	8.2	(0.2)	0.7
Adjusted EBITDA	$ 240.6	$ 204.9	$ 191.7	$ 184.1

Note: Table may not foot due to rounding.

a) Charges associated with the termination of an employee defined benefit pension plan including curtailment costs and cash costs related to the termination of the plan.

b) Restructuring and other charges primarily related to severance expenses for employees in eliminated positions which were not replaced. The trailing twelve months ended June 30, 2015 also includes costs associated with the closure of the UK manufacturing facility including severance costs, pension entitlements and other exit costs.

c) Professional fees and other costs associated with the evaluation of acquisition transactions. For the trailing twelve months ended June 30, 2015, primarily professional fees and other related costs associated with the sale of the company.

d) Represents expense recognized for non-cash share-based compensation.

e) Represents other share-based compensation expense in the form of common profit interests granted to certain employees. These interests are recognized as compensation expense at fair market value when probable of monetization.

f) In 2013 and 2014, the net gains relate to the sale of Arizona's personal care business consisting of intellectual property, customer relationships and inventories, for $12.0 million in cash on May 23, 2013 of which $11.4 million was received in May 2013 and $0.6 million was received in June 2014. The gain of $9.1 million in 2013 is net of restructuring expenses and the gain of $0.4 million in 2014 is net of an expense for a claim from a distributor. In 2012, this amount represents a net gain on the sale of Arizona's 10% investment in Arboris and the related land for $15 million in cash and $5 million receivable over the following two year period.

g) Professional fees and other costs incurred related to the refinancing of Arizona's indebtedness.

h) Management fees and out of pocket expenses paid to Arizona's owners in accordance with the management agreement.

i) In 2013, this represents litigation expenses and damages associated with a claim filed by a former customer for an alleged breach of warranty and breach of contract regarding delivery of resin products during the period 2005 through 2009. In 2014, the credit represents an accrued insurance recovery for the related litigation expenses and damages.

j) In December 2011, a leak was discovered in CTO tanks owned by Arizona Chemical in Söderhamn, Sweden. The net reduction in costs in 2012 represents insurance recoveries related to environmental remediation costs and the amount in 2014 represents additional storage costs incurred as a result of the loss of the CTO tanks.

k) Represents the expected operational expense savings related to the closure of Arizona's UK manufacturing facility in advance of realizing the actual benefit.

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Giving Innovators Their Edge

Investor Overview 37

Kraton + Arizona - Pro-Forma Combined Calculation of Net Leverage at Transaction Close Note: Table may not foot due to rounding. a) Adjustment to normalize turnaround costs subject to a cap of $7.5 million. b) Adjustment to attain the run-rate cost savings for implemented actions. c) Represents the expected run-rate SAR synergies to be realized associated with the acquisition of Arizona Chemical. ($ in Millions) Kraton Arizona Pro-Forma Combined TTM 6/30/2015 TTM 6/30/2015 TTM 6/30/2015 Adjusted EBITDA 145.5 184.1 329.6 Turnaround costs (capped at $7.5 million) (a) 7.5 - 7.5 Kraton run-rate cost reset initiatives (b) 17.5 - 17.5 Run-rate selling, administrative, and research cost synergies (c) - 26.5 26.5 Financing Adjusted EBITDA 170.5 210.6 381.1 Balance sheet debt estimated at transaction close 1,775.0 Kraton capital lease liability at transaction close 1.6 KFPC joint venture debt at June 30, 2015 (50% of total) 21.5 Kraton cash at June 30, 2015 (excluding KFPC cash) (47.3) Kraton cash used at closing 6.0 Net debt 1,756.8 Net leverage 4.61 38 Investor Overview